Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Julie P. Whalen
3250 Van Ness Avenue	EVP, Chief Financial Officer
San Francisco, CA 94109	(415) 616-8524

Stephen C. Nelson
VP, Investor Relations
(415) 616-8754

Gabrielle L. Rabinovitch
Director, Investor Relations
(415) 616-7727

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces Fourth Quarter and Fiscal Year 2012 Results

Diluted EPS Increases 15% to $1.34 in Fourth Quarter 2012

Provides Financial Guidance for Fiscal Year 2013 and Three-Year Outlook

Authorizes Three-Year $750 Million Stock Repurchase Program and 41% Dividend Increase

San Francisco, CA, March 19, 2013 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the fourth quarter of fiscal 2012 (“Q4 12”) and fiscal year ended February 3, 2013 (“FY 12”). Q4 12 included 14 weeks versus 13 weeks in the fourth quarter of fiscal 2011 ended January 29, 2012 (“Q4 11”). FY 12 included 53 weeks versus 52 weeks in the fiscal year ended January 29, 2012 (“FY 11”).

RELEASE HIGHLIGHTS

•	Q4 12 diluted earnings per share (“EPS”) grew 15% to $1.34.
•	Q4 12 net revenues grew to $1.406 billion versus $1.268 billion in Q4 11 with comparable brand revenue growth of 4.0%.
•	FY 12 was a 53-week year. This additional week in Q4 12 contributed approximately $70 million in net revenues and an estimated $0.07 benefit to EPS.
•	FY 12 EPS grew 14% to $2.54. Excluding unusual business events, non-GAAP EPS increased 15% to $2.58.
•	FY 12 net revenues grew to $4.043 billion versus $3.721 billion in FY 11 with comparable brand revenue growth of 6.1%.
•	Authorized a new three-year $750 million stock repurchase program.
•	Increased quarterly dividend 41% to $0.31.

Laura Alber, President and Chief Executive Officer, commented, “Today’s announcements reflect the power of our multi-channel, multi-brand operating model and confirm our confidence in the growth potential and cash-generating ability of our brands as we look forward to 2013 and beyond. We finished 2012 above our expectations, and our strategies for 2013 are strong. We are pleased that we are able to significantly escalate our commitment to return excess cash to stockholders through a balanced program of share repurchases and dividend increases.”

Alber continued, “Q4 reflected the progress we have made all year in delivering against the commitments we have set for ourselves. Revenues and EPS again reached new levels in 2012. We drove these results while simultaneously investing in our strategic growth initiatives, including global expansion. Our portfolio of brands and our ability to generate new businesses provide stability as trends fluctuate between the different merchandise sectors in which we operate. Likewise, our multiple marketing and sales channels provide us competitive advantages in meeting our customers’ changing needs as shopping patterns continue to evolve as to when, where, and in what format purchase decisions are made.”

Alber concluded, “As we look forward to 2013 and beyond, we continue to see opportunities to grow our existing brands, build new ones, and expand to new geographies, including Australia, where we will be opening our first company-operated stores outside North America this May. During fiscal 2013, we expect to grow annual revenues to between $4.20 billion and $4.28 billion and EPS to the range of $2.65 to $2.75. Over the next three years, we expect revenue growth to be in the mid to high single-digits and EPS growth to be in the low double-digits to mid-teens. We remain excited about the opportunities ahead of us to more than double the size of our business over the next decade while returning cash to our shareholders and increasing shareholder value.”

Q4 12 RESULTS

Net revenues increased 10.9% to $1.406 billion in Q4 12 from $1.268 billion in Q4 11. On a comparable-weeks basis, net revenues grew 4.9%.

Comparable brand revenue growth in Q4 12 increased 4.0% on top of 6.6% in Q4 11 as shown in the table below:

Fourth Quarter Comparable Brand Revenue Growth by Concept*

	Q4 12	Q4 11
Pottery Barn	4.0%	11.3%
Williams-Sonoma**	(1.6%)	(1.7%)
Pottery Barn Kids	7.7%	6.4%
West Elm	19.1%	34.5%
PBteen	6.4%	0.7%
Total	4.0%	6.6%
*	See the company’s 10-K and 10-Q filings for the definition of comparable brand revenue growth.
**	Williams-Sonoma excludes net revenues from Williams-Sonoma Home (“WSH”) merchandise. Including WSH, comparable brand revenue growth for Williams-Sonoma was (1.7%) in Q4 12 and (2.3%) in Q4 11. (WSH net revenues are included in the total.)

Direct-to-customer (“DTC”) net revenues in Q4 12 increased 19.3% to $634 million from $531 million in Q4 11. On a comparable-weeks basis, net revenues grew 11.0% with increases across all brands. This growth was primarily led by Pottery Barn, West Elm, Williams-Sonoma and Pottery Barn Kids. E-commerce net revenues increased 24.0% to $576 million in Q4 12 from $465 million in Q4 11. On a comparable-weeks basis, e-commerce net revenues grew 15.5%.

Retail net revenues in Q4 12 increased 4.9% to $773 million from $737 million in Q4 11. On a comparable-weeks basis, net revenues grew 0.3%, driven primarily by West Elm and our international franchise operations, partially offset by a decrease in Williams-Sonoma. Retail leased square footage increased 0.6% from the end of Q4 11. Comparable store sales in Q4 12 decreased 0.4% versus an increase of 1.1% in Q4 11.

Operating margin in Q4 12 was 15.0% versus 15.6% in Q4 11:

•	Gross margin was 41.3%, equal to last year.

•

Selling, general and administrative (“SG&A”) expenses were $370 million or 26.3% of net revenues versus $326 million or 25.7% in Q4 11. Included in the 60 basis point increase were asset impairment charges and the planned incremental investments to support our e-commerce, global expansion and business development growth strategies.

The effective income tax rate in Q4 12 was 36.5% versus 37.9% in Q4 11, reflecting certain favorable income tax resolutions and credits.

EPS increased 15% from $1.17 in Q4 11 to $1.34 in Q4 12, which included an approximate $0.07 benefit from the additional week.

FY 12 RESULTS

Net revenues increased 8.7% to $4.043 billion in FY 12 from $3.721 billion in FY 11. On a comparable-weeks basis, net revenues grew 6.6%.

Comparable brand revenue growth in FY 12 increased 6.1% on top of 7.3% in FY 11 as shown in the table below:

Fiscal Year Net Revenues and Comparable Brand Revenue Growth by Concept

	Net Revenues (millions)		Comparable Brand Revenue Growth
	FY 12 (53 weeks)	FY 11 (52 weeks)	FY 12	FY 11
Pottery Barn	$1,753	$1,601	8.5%	7.6%
Williams-Sonoma*	$981	$994	(1.1%)	0.0%
Pottery Barn Kids	$558	$522	5.6%	7.4%
West Elm	$430	$336	17.4%	30.3%
PBteen	$220	$212	1.7%	7.4%
Other	$101	$56	N/A	N/A
Total	$4,043	$3,721	6.1%	7.3%
*	Williams-Sonoma comparable brand revenue growth excludes net revenues from WSH merchandise. Including WSH, comparable brand revenue growth for Williams-Sonoma was (1.7%) in FY 12 and (0.3%) in FY 11. (WSH net revenues are included in the total.)

DTC net revenues in FY 12 increased 14.5% to $1.869 billion versus $1.633 billion in FY 11. On a comparable-weeks basis, net revenues grew 11.8% with increases across all brands. This growth was primarily led by Pottery Barn, West Elm, Williams-Sonoma and Pottery Barn Kids. E-commerce net revenues increased 17.4% to $1.656 billion in FY 12 from $1.410 billion in FY 11. On a comparable-weeks basis, e-commerce net revenues grew 14.7%. DTC net revenues generated 46% of total company net revenues in FY 12 versus 44% in FY 11.

Retail net revenues in FY 12 increased 4.1% to $2.173 billion versus $2.088 billion in FY 11. On a comparable-weeks basis, net revenues grew 2.5%, primarily driven by West Elm and Pottery Barn, partially offset by a decrease in Williams-Sonoma. Comparable store sales in FY 12 increased 2.3% versus 3.5% in FY 11.

Operating margin, including unusual business events, in FY 12 was 10.1% versus 10.3% in FY 11. Excluding unusual business events, non-GAAP operating margin in FY 12 equaled last year at 10.3%:

•	Gross margin increased 20 basis points to 39.4% from 39.2% in FY 11.

•

SG&A expenses, including unusual business events, were $1.183 billion or 29.3% of net revenues versus $1.078 billion or 29.0% in FY 11. Excluding the 20 basis point impact related to unusual business events in FY 12 and the 10 basis point impact related to unusual business events in FY 11, non-GAAP SG&A expenses were $1.176 billion or 29.1% versus $1.075 billion or 28.9% in FY 11. Included in the 20 basis point increase were asset impairment charges and the planned incremental investments to support our e-commerce, global expansion and business development growth strategies.

The effective income tax rate in FY 12 was 37.4% versus 37.9% in FY 11, reflecting certain favorable income tax resolutions and credits.

EPS increased 14% from $2.22 in FY 11 to $2.54 in FY 12. Excluding unusual business events, non-GAAP EPS in FY 12 increased 15% from $2.24 in FY 11 to $2.58. FY 12 EPS included the approximate $0.07 benefit from the 53rd week.

Merchandise inventories at the end of FY 12 increased 15.6% to $640 million from $553 million at the end of FY 11.

STOCK REPURCHASE PROGRAM AND DIVIDEND INCREASE

As announced in a separate release today, our Board of Directors has authorized a new $750 million stock repurchase program that we intend to execute over the next three years and a 41% increase in our quarterly cash dividend to $0.31 per share. We also repurchased 683,956 shares of common stock during Q4 12 for a total of 3,962,034 shares or $155 million repurchased during FY 12 and a total of 5,978,162 shares or $225 million under the previous program authorized in January 2012.

FY 13 FINANCIAL GUIDANCE

•	First Quarter 2013 Guidance (13 weeks)

•	Net revenues in Q1 13 are expected to be in the range of $850 million to $870 million.
•	Comparable brand revenue growth in Q1 13 is expected to be in the range of 4% to 6%.
•	Diluted EPS in Q1 13 is expected to be in the range of $0.33 to $0.36.

•	Fiscal Year 2013 Guidance (52 weeks)

FY 13 GUID
Total Net Revenues (millions)	$4,200 - $4,280
Comparable Brand Revenue Growth (52-week vs. 52-week)	4 - 6%
Operating Margin	10.0 - 10.3%
Diluted EPS	$2.65 - $2.75
Income Tax Rate	38.2 - 38.6%
Capital Spending (millions)	$200 - $220
Depreciation and Amortization (millions)	$150 - $160

•	Fiscal Year 2013 Store Opening and Closing Guidance by Retail Concept

	FY 12 ACT	FY 13 GUID
Retail Concept	Total	New	Close	End
Williams-Sonoma	253	8	(15)	246
Pottery Barn	192	7	(4)	195
Pottery Barn Kids	84	4	(4)	84
West Elm	48	10	(1)	57
Rejuvenation	4	-	-	4
Total	581	29	(24)	586

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, March 19, 2013, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via a live webcast and can be accessed through the Internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP SG&A, operating margin and diluted EPS. These non-GAAP financial measures exclude the impact of employee separation charges in FY 12 and the impact of asset impairment and early lease termination charges for underperforming retail stores in FY 11. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 12 diluted EPS actual results and FY 13 guidance on a comparable basis with our quarterly and FY 11 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our growth potential; our confidence in the cash-generating ability of our brands; our desire to return excess cash to stockholders; the stability provided by our portfolio of brands; our ability to generate new business; the competitive advantage we have from multiple marketing and sales channels; our growth strategies, including our ability to double the size of our business, drive revenue growth and increase EPS; our global expansion; our future financial guidance, including Q1 13 and fiscal year 2013 guidance; payment of our increased quarterly cash dividend; our three year stock repurchase program; our proposed store openings and closures; and our beliefs regarding non-GAAP financial measures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q4 12 and as audited year-end financial statements are prepared; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2012, and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams-Sonoma (cookware and wedding registry), Pottery Barn (furniture and wedding registry), Pottery Barn Kids (kids’ furniture and baby registry), PBteen (girls’ bedding and boys’ bedding), West Elm (modern furniture and room decor), Williams-Sonoma Home (luxury furniture and decorative accessories), Rejuvenation (lighting and hardware) and Mark and Graham (personalized gifts and gifts for the home) – are marketed through seven e-commerce websites, eight direct mail catalogs and 581 stores. Williams-Sonoma, Inc. currently operates in the United States and Canada, offers international shipping to customers worldwide, and franchises its brands in Bahrain, the Kingdom of Saudi Arabia, Kuwait, and the United Arab Emirates.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

FOURTEEN WEEKS ENDED FEBRUARY 3, 2013 AND

THIRTEEN WEEKS ENDED JANUARY 29, 2012

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	FOURTH QUARTER
	2012		2011
	(14 Weeks)		(13 Weeks)
		% of		% of
	$	Revenues	$	Revenues
Direct-to-customer net revenues	$633,503	45.0%	$530,996	41.9%
Retail net revenues	772,916	55.0	737,148	58.1

Net revenues	1,406,419	100.0	1,268,144	100.0
Cost of goods sold	825,687	58.7	744,855	58.7

Gross margin	580,732	41.3	523,289	41.3
Selling, general and administrative expenses	370,291	26.3	326,086	25.7

Operating income	210,441	15.0	197,203	15.6
Interest (income), net	(261)	-	(161)	-

Earnings before income taxes	210,702	15.0	197,364	15.6
Income taxes	76,968	5.5	74,778	5.9

Net earnings	$133,734	9.5%	$122,586	9.7%

Earnings per share:
Basic	$1.36		$1.19
Diluted	$1.34		$1.17
Shares used in calculation of earnings per share:
Basic	98,015		102,825
Diluted	99,949		105,028

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

FIFTY-THREE WEEKS ENDED FEBRUARY 3, 2013 AND

FIFTY-TWO WEEKS ENDED JANUARY 29, 2012

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	FISCAL YEAR
	2012		2011
	(53 Weeks)		(52 Weeks)
		% of		% of
	$	Revenues	$	Revenues
Direct-to-customer net revenues	$1,869,386	46.2%	$1,632,811	43.9%
Retail net revenues	2,173,484	53.8	2,088,084	56.1

Net revenues	4,042,870	100.0	3,720,895	100.0
Cost of goods sold	2,450,394	60.6	2,261,039	60.8

Gross margin	1,592,476	39.4	1,459,856	39.2
Selling, general and administrative expenses	1,183,313	29.3	1,078,124	29.0

Operating income	409,163	10.1	381,732	10.3
Interest (income), net	(793)	-	(98)	-

Earnings before income taxes	409,956	10.1	381,830	10.3
Income taxes	153,226	3.8	144,899	3.9

Net earnings	$256,730	6.4%	$236,931	6.4%

Earnings per share:
Basic	$2.59		$2.27
Diluted	$2.54		$2.22
Shares used in calculation of earnings per share:
Basic	99,266		104,352
Diluted	101,051		106,582

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(DOLLARS IN THOUSANDS)

	February 3, 2013	January 29, 2012
Assets
Current assets
Cash and cash equivalents	$424,555	$502,757
Restricted cash	16,055	14,732
Accounts receivable, net	62,985	45,961
Merchandise inventories, net	640,024	553,461
Prepaid catalog expenses	37,231	34,294
Prepaid expenses	26,339	24,188
Deferred income taxes, net	99,764	91,744
Other assets	9,819	9,229

Total current assets	1,316,772	1,276,366
Property and equipment, net	812,037	734,672
Non-current deferred income taxes, net	12,398	12,382
Other assets, net	46,472	37,418

Total assets	$2,187,679	$2,060,838

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$259,162	$218,329
Accrued salaries, benefits and other	120,632	111,774
Customer deposits	207,415	190,417
Income taxes payable	41,849	22,435
Current portion of long-term debt	1,724	1,795
Other liabilities	26,345	27,049

Total current liabilities	657,127	571,799
Deferred rent and lease incentives	171,198	181,762
Long-term debt	3,753	5,478
Other long-term obligations	46,463	46,537

Total liabilities	878,541	805,576
Stockholders’ equity	1,309,138	1,255,262

Total liabilities and stockholders’ equity	$2,187,679	$2,060,838

ADDITIONAL INFORMATION

	Store Count					Average Leased Square Footage Per Store
Retail Concept	October 28, 2012	Openings	Closings	February 3, 2013	January 29, 2012	February 3, 2013	January 29, 2012
Williams-Sonoma	259	2	(8)	253	259	6,600	6,500
Pottery Barn	193	2	(3)	192	194	13,900	13,800
Pottery Barn Kids	83	2	(1)	84	83	8,100	8,200
West Elm	45	4	(1)	48	37	14,900	17,100
Rejuvenation	4	-	-	4	3	13,200	17,200

Total	584	10	(13)	581	576	9,900	10,000

	Total Store Square Footage
	October 28, 2012			February 3, 2013	January 29, 2012
Total store selling square footage	3,566,000			3,548,000	3,535,000
Total store leased square footage	5,813,000			5,778,000	5,743,000

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FIFTY-THREE WEEKS ENDED FEBRUARY 3, 2013 AND

FIFTY-TWO WEEKS ENDED JANUARY 29, 2012

(DOLLARS IN THOUSANDS)

	FISCAL YEAR
	2012	2011
	(53 Weeks)	(52 Weeks)
Cash flows from operating activities
Net earnings	$256,730	$236,931
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	134,453	130,553
Loss on sale/disposal of assets	2,317	2,040
Impairment of assets	6,071	840
Amortization of deferred lease incentives	(26,694)	(27,547)
Deferred income taxes	(9,029)	14,210
Tax benefit from exercise of stock-based awards	12,725	8,515
Excess tax benefit from exercise of stock-based awards	(12,683)	(8,021)
Stock-based compensation expense	31,042	24,336
Other	-	17
Changes in:
Accounts receivable	(16,408)	(4,763)
Merchandise inventories	(85,981)	(34,853)
Prepaid catalog expenses	(2,937)	2,559
Prepaid expenses and other assets	(12,204)	(2,065)
Accounts payable	22,461	(21,154)
Accrued salaries, benefits and other current and long-term liabilities	9,147	(16,030)
Customer deposits	16,962	(2,242)
Deferred rent and lease incentives	18,803	7,570
Income taxes payable	19,352	(19,562)

Net cash provided by operating activities	364,127	291,334

Cash flows from investing activities:
Purchases of property and equipment	(205,404)	(130,353)
Restricted cash deposits	(1,323)	(2,220)
Proceeds from sale of assets	182	81
Proceeds from insurance reimbursement	115	751
Acquisition of Rejuvenation Inc., net of cash received	-	(25,363)
Other	(385)	(600)

Net cash used in investing activities	(206,815)	(157,704)

Cash flows from financing activities:
Repurchase of common stock	(155,080)	(194,429)
Payment of dividends	(87,847)	(68,877)
Tax withholdings related to stock-based awards	(18,637)	(11,656)
Proceeds from exercise of stock-based awards	14,637	9,614
Excess tax benefit from exercise of stock-based awards	12,683	8,021
Repayments of long-term obligations	(1,796)	(1,626)
Other	(405)	(86)

Net cash used in financing activities	(236,445)	(259,039)

Effect of exchange rates on cash and cash equivalents	931	(237)
Net decrease in cash and cash equivalents	(78,202)	(125,646)
Cash and cash equivalents at beginning of year	502,757	628,403

Cash and cash equivalents at end of year	$424,555	$502,757

Exhibit 1

Reconciliation of Q4 12 and Q4 11 Actual GAAP to Non-GAAP

Operating Margin By Segment*

(Dollars in millions)

	DTC		RETAIL		UNALLOCATED				TOTAL
	Q4 12	Q4 11	Q4 12	Q4 11	Q4 12		Q4 11		Q4 12	Q4 11
Net Revenues	$634	$531	$773	$737	$-		$-		$1,406	$1,268
GAAP Operating Income/(Expense)	145	117	146	149	(80)		(69)		210	197
GAAP Operating Margin	22.9%	22.0%	18.9%	20.2%	(5.7%	)	(5.4%	)	15.0%	15.6%
Unusual Business Events (Note 2)	-	-	-	1	-		-		-	1
Non-GAAP Operating Income/(Expense) Excluding Unusual Business Events	$145	$117	$146	$150	$(80)		$(69)		$210	$198
Non-GAAP Operating Margin	22.9%	22.0%	18.9%	20.3%	(5.7%	)	(5.4%	)	15.0%	15.6%
*	See the company’s 10-K and 10-Q filings for additional information on segment reporting and for the definition of Operating Income/(Expense) and Operating Margin.

Reconciliation of Fiscal Year Actual GAAP to Non-GAAP

Operating Margin By Segment*

(Dollars in millions)

	DTC		RETAIL		UNALLOCATED				TOTAL
	FY 12	FY 11	FY 12	FY 11	FY 12		FY 11		FY 12	FY 11
Net Revenues	$1,869	$1,633	$2,173	$2,088	$-		$-		$4,043	$3,721
GAAP Operating Income/(Expense)	419	360	263	264	(273)		(242)		409	382
GAAP Operating Margin	22.4%	22.0%	12.1%	12.6%	(6.7%	)	(6.5%	)	10.1%	10.3%
Unusual Business Events (Notes 1 and 2)	-	-	-	3	7		-		7	3
Non-GAAP Operating Income/(Expense) Excluding Unusual Business Events	$419	$360	$263	$267	$(266)		$(242)		$416	$385
Non-GAAP Operating Margin	22.4%	22.0%	12.1%	12.8%	(6.6%	)	(6.5%	)	10.3%	10.3%
*	See the company’s 10-K and 10-Q filings for additional information on segment reporting and for the definition of Operating Income/(Expense) and Operating Margin.

Reconciliation of FY 12 and FY 11 Actual GAAP to Non-GAAP

Diluted Earnings Per Share*

(Totals rounded to the nearest cent per diluted share)

	Q1 12 ACT (13 Weeks)	Q2 12 ACT (13 Weeks)	Q3 12 ACT (13 Weeks)	Q4 12 ACT (14 Weeks)	Weighted Share Effect	FY 12 ACT (53 Weeks)
2012 GAAP Diluted EPS	$0.30	$0.43	$0.49	$1.34	($0.02)	$2.54
Impact of Employee Separation Charges (Note 1)	$0.04	-	-	-	-	$0.04
2012 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)	$0.34	$0.43	$0.49	$1.34	($0.02)	$2.58

	Q1 11 ACT (13 Weeks)	Q2 11 ACT (13 Weeks)	Q3 11 ACT (13 Weeks)	Q4 11 ACT (13 Weeks)	Weighted Share Effect	FY 11 ACT (52 Weeks)
2011 GAAP Diluted EPS	$0.29	$0.37	$0.41	$1.17	($0.02)	$2.22
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 2)	$0.01	$0.00	$0.00	$0.01	-	$0.02
2011 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)**	$0.30	$0.37	$0.41	$1.17	($0.01)	$2.24
*	Due to the differences between quarterly share counts and the year-to-date weighted average share count calculations and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS may not equal the sum of the quarters.
**	Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

Note 1:	Impact of Employee Separation Charges – During Q1 12, we incurred charges of approximately $0.04 per diluted share or approximately 90 basis points of SG&A expenses and less than 10 basis points of gross margin, primarily associated with the previously announced retirement of our former Executive Vice President, Chief Operating and Chief Financial Officer. For FY 12, we incurred total charges of approximately $0.04 per diluted share, or approximately 20 basis points of SG&A expenses and less than a 10 basis point impact to gross margin. These charges were recorded within the unallocated segment.

Note 2:	Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 11) – During Q1 11, we incurred charges associated with asset impairment and early lease terminations of approximately $0.01 per diluted share or approximately 20 basis points of SG&A expenses. During Q2 11, we incurred charges associated with early lease terminations of approximately $0.00 per diluted share, or less than 10 basis points of SG&A expenses and less than a 10 basis point impact to gross margin. During Q3 11, we incurred charges associated with early lease terminations of approximately $0.00 per diluted share or less than a 10 basis point impact to gross margin. For Q4 11, we incurred charges associated with asset impairment and early lease terminations of approximately $0.01 per diluted share, or less than 10 basis points of SG&A expenses and less than a 10 basis point impact to gross margin. For FY 11, we incurred total charges associated with asset impairment and early lease terminations of approximately $0.02 per diluted share, or approximately 10 basis points of SG&A expenses and less than a 10 basis point impact to gross margin. All of these charges were recorded within the retail segment.

Note 3:	SEC Regulation G – Non-GAAP Information – This table includes one non-GAAP financial measure, Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 12 diluted EPS actual results and guidance on a comparable basis with our quarterly and FY 11 actual results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.